SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 2004

Date of report (date of earliest event reported): March 7, 2008

MAGNITUDE INFORMATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

1250 Route 28, Branchburg, New Jersey 08876
(Address of principal executive offices) (Zip Code)
(908) 927-0004
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Amendment of Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities

On March 7, 2008, Registrant closed on a $1,500,000 equity private placement with eight investors. The investors will be issued an aggregate 50,000,000 restricted common shares and 50,000,000 common stock purchase warrants, at the subscription price of $.02 per common share and $.01 per warrant. The warrants are exercisable anytime during their 5 year exercise period at the exercise price of $.05 per warrant with provisions for cashless exercise.

With the receipt of these investors funds, Registrant satisfied all requirements set forth in its recent amendment with the Kiwibox Shareholders and all conditions for termination of the Agreement and Plan of Reorganization, dated February 19, 2007, as amended, have been met. Accordingly, Registrant now owns its subsidiary, Kiwibox Media, Inc., and the Kiwibox Shareholders’ rights to rescind this agreement have also terminated.

Registrant conducted the private placement and the issuance of the restricted common shares and warrants in reliance upon the exemptions from the registration requirements of the Securities Act provided by Regulation D and Section 4(2) thereof: private sales of securities not involving a public offering. All eight investors are accredited investors and had pre-existing relationships with the Registrant as shareholders and investors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Magnitude Information Systems, Inc.

	By:	/s/ Edward L. Marney
Dated: March 7, 2008		President & CEO